Exhibit 16

                  [Letterhead S.J. Meyer & Co.]
                         S.J. Meyer & Co.
                   Accountants and Consultants
                   ___________________________
              2660 South Rainbow Blvd., Suite H-108
                     LAS VEGAS, NEVADA 89102
                          (702) 227-0117
                        FAX (702)227-0118

February 22, 1999

Securities and Exchange Commission
Washington, D.C. 20549

Re:   Color Strategies

Dear Sirs:

We have reviewed Item 3 - Change in and disagreements with accountants, of the Form 10-SB. We are in agreement with the statements presented therein so far as statements pertain to S. J. Meyer and Co.

Sincerely,

/s/ Stephen J. Meyer

S.J. Meyer & Co.
By Stephen J. Meyer